Exhibit 10.26

PATENT LICENSE AND SETTLEMENT AGREEMENT

This patent license and settlement agreement ("Agreement"), is made effective the 6th day of March, 2012 (the "Effective Date"), by and between PSI Systems, Inc. (a subsidiary of Newell Rubbermaid Inc., a Delaware corporation), with its principal place of business at 385 Sherman Ave., Palo Alto, California 94306-1864 ("PSI") and Stamps.com Inc., a Delaware corporation, with its principal place of business at 12959 Coral Tree Place, Los Angeles, California 90066-7020 ("Stamps.com").  PSI and Stamps.com shall each be referred to as a "Party" and collectively as the "Parties."  This Agreement is made with reference to the following facts:

A.            WHEREAS, PSI and Stamps.com have been involved in certain patent infringement Litigation (as defined in Section 1), in U.S. District Court in California.

B.             WHEREAS, Stamps.com and PSI each own and control certain patents, including patents asserted in the Litigation.

C.             WHEREAS, in the Litigation, Stamps.com and PSI each dispute whether certain products or services of the other infringe patents asserted in the Litigation.

D.             WHEREAS, PSI and Stamps.com desire to settle and compromise their disputes in the Litigation.

E.             WHEREAS, as a part of their settlement and compromise, PSI and Stamps.com desire to grant each other certain patent licenses, releases and covenants not to sue, as further specified herein.

NOW, THEREFORE, the parties agree as follows:

1.             Definition of Terms.

The following terms shall have the following meanings when used in this Agreement:

1.1           PSI Patents.  "PSI Patents" shall mean all patents owned or controlled by PSI as of the Effective Date that were issued on or before March 6, 2012.  The PSI Patents are listed in their entirety in Exhibit A to this Agreement.

1.2           Licensed PSI Patents.  "Licensed PSI Patents" shall mean those PSI Patents listed in Exhibit B to this Agreement (as of the Effective Date includes only those PSI Patents that have been asserted in the Litigation against Stamps.com), as may be amended from time to time pursuant to this Agreement, and all worldwide Related Patents of said patents.

1.3           Stamps Patents.  "Stamps Patents" shall mean all patents owned or controlled by Stamps.com as of the Effective Date that were issued on or before March 6, 2012.  The Stamps Patents are listed in their entirety in Exhibit C to this Agreement.

1.4           Licensed Stamps Patents.  "Licensed Stamps Patents" shall mean those Stamps Patents listed in Exhibit D to this Agreement (as of the Effective Date includes only those Stamps Patents that have been asserted in the Litigation and the Prior Litigation against PSI), as may be amended from time to time pursuant to this Agreement, and all worldwide Related Patents of said patents.

1.5           Related Patents.  "Related Patents" for each given or designated patent or patent application shall mean:  (i) all continuations, continuations-in-part and divisional, reissue, and reexamination patents and patent applications; and (ii) all foreign counterpart patents and patent applications, including those that would have been counterparts if timely filed, of all of the foregoing patents and patent applications.

1.6           Change of Control.  "Change of Control” shall mean any transfer of more than 50% of a Party’s outstanding shares or other rights to vote for the election of directors.

1.7           Litigation.  "Litigation" shall mean PSI Systems, Inc. vs. Stamps.com Inc., Civil Action No. 2:08-cv-05233-ODW-JEM (C.D. Cal.).

1.8           Prior Litigation.  "Prior Litigation" shall mean Stamps.com Inc. vs. Endicia Inc., et al.., Civil Action No. 2:06-cv-07499-ODW-CT (C.D. Cal).

1.9           Term.  The “Term” of this Agreement shall be the period commencing on the Effective Date and expiring five (5) years from the Effective Date, i.e., 12:00 a.m. on March 6, 2012 to and including 11:59 p.m. on March 5, 2017.

2.             Patent Rights Granted.

2.1           Licenses.

2.1.1           Stamps.com License to PSI.  Subject to the provisions of this Agreement, Stamps.com hereby grants to PSI a non-exclusive, perpetual, royalty-free, worldwide license under the Licensed Stamps Patents to make, have made, use, have used, sell, offer to sell, export or import products or services.  The foregoing license does not include any rights to sub-license, except that PSI may sublicense its manufacturing contractors to make products for or on behalf of PSI, its distributors and development partners to sell, use, offer to sell and import products of PSI, and its end users to use PSI’s products and services; [***]

2.1.2           PSI License to Stamps.com. Subject to the provisions of this Agreement, PSI hereby grants to Stamps.com a non-exclusive, perpetual, royalty-free, worldwide license under the Licensed PSI Patents to make, have made, use, have used, sell, offer to sell, export or import products or services.  The foregoing license does not include any rights to sub-license, except that Stamps.com may sublicense its manufacturing contractors to make products for or on behalf of Stamps.com, its distributors and development partners to sell, use, offer to sell and import products of Stamps.com, and its end users to use Stamps.com’s products and services; [***]

2.2           Existing Activities.  The Parties acknowledge and agree that their activities as of the Effective Date do not exceed the scope of the licenses, and of their rights to sublicense, set forth in sections 2.1.1 and 2.1.2 above.

2.3           No Other Rights Granted.  Except as provided in Sections 2.1.1 and 2.1.2 above (and subject to Section 3 regarding Picks), neither Party grants any licenses to any other intellectual property rights it now owns or hereafter may own.

2.4           Duration of Licenses.  Notwithstanding any expiration or termination of this Agreement, all patent licenses granted hereunder extend for the full term of each of the Licensed PSI Patents and Licensed Stamps Patents, as the case may be, including any extensions of term that may be permitted by law.

2.5           Assignment/License of PSI Patents or Stamps Patents.

2.5.1           If, after the Effective Date, any PSI Patents, Licensed PSI Patents, Stamps Patents or Licensed Stamps Patents are assigned, as part of a spin off or otherwise, or exclusively licensed to a third party, they shall remain subject to the terms of this Agreement, including the rights of the Parties to make future Picks as provided in Section 3 below.

2.5.2           The Parties further agree that, during the term of this Agreement, neither Party will assign or exclusively license such PSI Patents, Licensed PSI Patents, Stamps Patents or Licensed Stamps Patents if the effect of such assignment or license would be to preclude either Party from granting to the other Party, in connection with a Pick by the other Party, the type and scope of license defined in this Agreement.

3.             Additional Licensed Patents (Picks).

3.1           PSI Picks.  PSI may designate up to two Stamps Patents at any time during the Term of this Agreement (hereinafter “PSI Picks”) to be added to the Stamps Licensed Patents under this Agreement.  PSI may exercise a PSI Pick by delivering to Stamps.com written notice of the Pick that specifies by number the designated Stamps Patent.  Exhibit B shall be deemed amended to include any such designated Stamps Patent.  Furthermore, such Stamps Patent (and by definition all of its Related Patents) shall be deemed to have been included in Exhibit B, nunc pro tunc, as of the Effective Date (thereby extinguishing any damages claim under such Stamps Patent or its Related Patents after the Effective Date).  Except as expressly provided for in Section 3.3, any PSI Pick not exercised during the Term of this Agreement is waived.

3.2           Stamps.com Picks.  Stamps.com may designate up to two PSI Patents during the Term of this Agreement (hereinafter “Stamps.com Picks”) to be added to the PSI Licensed Patents under this Agreement.  Stamps.com may exercise a Stamps.com Pick by delivering to PSI written notice of the Pick that specifies by number the designated PSI Patent.  Exhibit A shall be deemed amended to include any such designated PSI Patent.  Furthermore, such PSI Patent (and by definition all of its Related Patents) shall be deemed to have been included in Exhibit A, nunc pro tunc, as of the Effective Date (thereby extinguishing any damages claim under such PSI Patent or its Related Patents after the Effective Date).  Except as expressly provided for in Section 3.3, any Stamps.com Pick not exercised during the Term of this Agreement is waived.

3.3           Disputes Concerning Picks.  If a Party, in good faith, attempts to make a Pick as provided above and the other Party believes that the PSI Patent or Stamps Patent, as the case may be, selected is not eligible to be picked (e.g., because it is not a Stamps Patent or PSI Patent within the meaning of this Agreement), then within fifteen (15) days of receipt of notice of the Pick, the other Party shall notify in writing the Party making the Pick and explain, in detail, the reasons for its belief that the patent is not eligible to be picked.  The Party making the Pick shall then have thirty (30) days from receipt of such notice, or until the end of the Term, whichever is longer, to designate a revised Pick by designating an alternate Pick, which shall take the place of the Pick that had been designated by that Party and shall not count as an additional Pick.  A Party may make its alternative Pick conditional upon resolution of a dispute (in accordance with the dispute resolution provisions of Section 12.3) regarding the propriety of the original pick; in such case the original Pick shall stand if it is determined to have been proper, and the alternate Pick shall stand otherwise.  The right to make alternate Picks, as provided above in this Section 3.3, shall apply notwithstanding expiration of the Term of this Agreement or a Change of Control occurring after designation of the original Pick.  If a Party does not deliver written notice objecting to a Pick within the time permitted in this Section, the Pick shall be deemed final.

3.4           Stamps Patents Subject to [***].  Notwithstanding the foregoing, if PSI picks a patent that may not be unilaterally licensed by Stamps.com under the terms of  [***] and Stamps.com is unable, despite using reasonable efforts, to obtain the consent required for such license, then PSI shall not obtain a license under such patent but instead Stamps.com shall permanently covenant not to sue or induce any third party to sue PSI (or any party that would be a permitted PSI sublicensee if the patent were licensed) under such patent, and to the extent permitted by law Stamps.com shall provide no assistance to any third party in connection with any suit against PSI relating to such patent.

4.             Releases and Dismissal of Pending Litigation.

4.1           Release by PSI.  PSI hereby releases and discharges Stamps.com, together with its officers, directors, employees, agents, shareholders, attorneys, insurers, successors, predecessors, assigns, subsidiaries, divisions, affiliates, trustees, principals, and representatives from any and all sums of money, accounts, claims, contracts, warranties, actions, debts, controversies, agreements, damages and causes of action whatsoever, of whatever kind or nature, at law or in equity, known or unknown, in respect of any claims of patent infringement arising out of activities on or before the Effective Date (collectively "PSI Claims"), including without limitation all claims or causes of action asserted in the Litigation or the Prior Litigation.  This release shall also apply to any suppliers, manufacturers, distributors, licensees, customers or users of Stamps.com's products or services with respect to PSI Claims arising from their manufacture, distribution, licensing, purchase or use of Stamps.com's products or services on or before the Effective Date.

4.2           Release by Stamps.com.  Stamps.com hereby releases and discharges PSI, together with its officers, directors, employees, agents, shareholders, attorneys, insurers, successors, predecessors, assigns, subsidiaries, divisions, affiliates, trustees, principals, and representatives from any and all sums of money, accounts, claims, contracts, warranties, actions, debts, controversies, agreements, damages and causes of action whatsoever, of whatever kind or nature, at law or in equity, known or unknown, in respect of any claims of patent infringement arising out of activities on or before the Effective Date (collectively "Stamps Claims"), including without limitation all claims or causes of action asserted in the Litigation or the Prior Litigation.  This release shall also apply to any suppliers, manufacturers, distributors, licensees, customers or users of PSI's products or services with respect to Stamps Claims arising from their manufacture, distribution, licensing, purchase or use of PSI's products or services on or before the Effective Date.

4.3           Section 1542 of the California Civil Code.  Neither Party believes the releases set forth in Section 4 above constitute general releases within the meaning of California Civil Code Section 1542.  Nevertheless, for the avoidance of doubt, the Parties, having consulted with their respective counsel, each expressly waive any and all rights under Section 1542 of the California Civil Code, or any other federal, state, or local statutory rights or rules, or principles of common law or equity similar to Section 1542 ("similar provision") with respect to any and all claims, judgments, damages, actions, causes of action, controversies and trespasses of any kind, at law or in equity, known or unknown, released by it in this Agreement.  Thus, the Parties may not invoke the benefits of Section 1542 or any similar provision in order to prosecute or assert in any manner any claims, judgments, damages, actions, causes of action, controversies and trespasses of any kind, at law or in equity, known or unknown that it has released under this Agreement.  Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

4.4           Dismissal of Actions.  The Parties acknowledge that the Litigation, including all claims and counterclaims therein, was dismissed with prejudice by Order of the Court on March 27, 2012, with each Party to bear its own costs, litigation expenses and attorneys’ fees.

4.5           Dismissal of Oppositions.  To the extent permitted by applicable law, the parties undertake to: [***]

5.             Covenants Not to Sue.

5.1           PSI Covenant.  During the Term of this Agreement, PSI and its affiliates (including, but not limited to, as of the Effective Date, Sanford, L.P. and Newell Rubbermaid Inc.) agree not to commence or maintain any lawsuit or other legal, equitable, or administrative proceeding against Stamps.com arising out of or related to any patent, patent application or patent rights, licensed or unlicensed, anywhere in the world.  PSI and its affiliates further agree, during the Term of this Agreement, not to commence or maintain any patent litigation against any suppliers, manufacturers, distributors, licensees, customers or users of Stamps.com's products or services, but only to the extent such patent litigation arises out of Stamps.com's products or services.

5.2           Stamps.com Covenant.  During the Term of this Agreement, Stamps.com and its affiliates (including, but not limited to, as of the Effective Date, PhotoStamps Inc.) agree not to commence or maintain any lawsuit or other legal, equitable, or administrative proceeding against PSI arising out of or related to any patent, patent application or patent rights, licensed or unlicensed, anywhere in the world.  Stamps.com and its affiliates further agree, during the Term of this Agreement, not to commence or maintain any patent litigation against any suppliers, manufacturers, distributors, licensees, customers or users of PSI's products or services, but only to the extent such patent litigation arises out of PSI's products or services.

5.3           Effect on Unlicensed Infringement.  Notwithstanding the covenants not to sue set forth Sections 5.1 and 5.2 above, unlicensed infringement occurring during the Term of this Agreement is not released and damages for such infringement shall accrue during the Term of this Agreement.  The exclusive remedy for infringement by either Party of any unlicensed patent of the other party that occurs during the Term of this Agreement shall be a reasonable royalty not to exceed [***] if only one patent is asserted, in the aggregate, in all actions for alleged infringement during the Term, or (ii) [***] if two or more patents are asserted,  in the aggregate, in all actions for alleged infringement during the Term.  Monetary damages for which a party is liable in respect of such infringement that occurs during the Term of this Agreement shall not exceed [***] (if one patent is asserted in the aggregate) or [***] (if two or more patents are asserted in the aggregate) of the net sales, during the portion of the damages period falling within the Term, of the Party with the lesser amount of net sales during such portion of the damages period, e.g., if four patents are asserted [***], then the maximum damages that either PSI or Stamps.com may recover for infringing acts that occur during the Term is [***].  Notwithstanding the foregoing, the limitations of remedies and monetary damages set forth above shall not apply to or in any way limit the remedies available with respect to any acts that occur after the Term of this Agreement has expired, regardless of whether such acts are identical or similar to acts that occurred prior to the expiration of the Term.  For the purposes of this Section 5.3, [***].  The covenants not to sue in Sections 5.1 and 5.2 shall toll any application of the doctrines of laches, equitable estoppel or the statute of limitations.

6.             Payments.

6.1           By PSI:  None.

6.2           By Stamps.com:  None.

7.             Representations and Warranties.

7.1           Each Party represents and warrants that (i) it has the full right and authority to enter into this Agreement; (ii) the terms of this Agreement, and the Parties entering into and performance of this Agreement do not conflict with any prior agreements or obligations of such Party; and (iii) it has set forth in Exhibits A and B (for PSI) and Exhibits C and D (for Stamps.com) the entirety of all U.S. and foreign patents owned by it that fall within the scope of the definitions set forth in sections 1.1 – 1.4 above.

7.2           As of the Effective Date, PSI represents and warrants that (i) it owns sufficient right, title and interest in and to the Licensed PSI Patents to grant the type and scope of licenses and covenants not to sue granted by PSI herein; (ii) no prior licenses or rights under the Licensed PSI Patents have been granted to any other parties in conflict with the license rights granted hereunder.  PSI agrees that it shall not grant any licenses or other rights under the Licensed PSI Patents to any third party, or enter into any other agreements, that conflict with the license rights granted hereunder.  As of the Effective Date, PSI represents and warrants that it owns sufficient right, title and interest in and to the PSI Patents to grant the type and scope of license defined in this Agreement.

7.3           As of the Effective Date, Stamps.com represents and warrants that (i) it owns sufficient right, title and interest in and to the Licensed Stamps Patents to grant the type and scope of licenses and covenants not to sue granted by Stamps herein; (ii) no prior licenses or rights under the Licensed Stamps Patents have been granted to any other parties in conflict with the license rights granted hereunder.  Stamps agrees that it shall not grant any licenses or other rights under the Licensed Stamps Patents to any third party, or enter into any other agreements, that conflict with the license rights granted hereunder.  As of the Effective Date and except as identified in Exhibit E (where only United States patents are listed), Stamps.com represents and warrants that it owns sufficient right, title and interest in and to the Stamps Patents to grant the type and scope of license defined in this Agreement.

7.4           Except as otherwise provided in this Section 7, neither Party makes any representations or warranties of any kind, including, without limitation, any representations or warranties concerning the validity, enforceability, or infringement of any patent licensed hereunder or concerning the infringement, non-infringement or other characteristics of any product or service subject to this Agreement.

8.             Change of Control.

8.1           Survival of Licenses; Assumption of Rights and Obligations.  If either Party undergoes a Change of Control, the licenses, releases, covenants not to sue and other rights granted to the acquired Party under this Agreement prior to the Change of Control shall survive, provided that either (i) the Party that undergoes the Change of Control remains in existence and liable on all obligations under this Agreement, or (ii) if such Party does not remain in existence, the acquiring or successor entity agrees to assume all rights and obligations under this Agreement as if an original party to the Agreement.  Following a Change of Control, any future Picks by the Party not undergoing the Change of Control may be made only from those patents that constituted PSI Patents or Stamps Patents, as the case may be, prior to the Change of Control.

9.             After-Acquired and Spun-Off Products and Services.

9.1           After-Acquired Products and Services.  Products and/or services that are acquired after the Effective Date by a Party to this Agreement become licensed to the Licensed PSI Patents and Licensed Stamps Patents, as the case may be, as of the date of acquisition.

9.2           Spun-Off Products and Services.   If a Party (Transferring Party) transfers a product or service to a third party (Recipient Party), then the already existing licenses under this Agreement flow with the transferred product or service; provided that: (i) the Recipient Party agrees to assume all rights and obligations under this Agreement with respect to the transferred product or service as if an original party to the Agreement; (ii) the Recipient Party cannot exercise Picks; (iii) the Recipient Party does not receive a license to any Picks that are exercised after the date of transfer; (iv) Picks with respect to any patents that are assigned from the Transferring Party to the Recipient Party remain subject to the requirements of Section 2.5 above; and (v) the rights flowing to the Recipient Party, including without limitation those arising under Section 5, will apply only in relation to the transferred product(s) or service(s) and not to any other product or service of the Recipient Party.

10.           Term.

This Agreement shall commence as of the Effective Date and shall, expire at the end of the Term, subject to Section 12.11, including without limitation the survival of the licenses set forth in Section 2.4.  This Agreement may not otherwise be terminated, except by subsequent written agreement of the Parties.

11.           Confidentiality of Agreement & Governmental Filings.

11.1          Confidentiality of Terms.  The terms and conditions of this Agreement shall be maintained in confidence, and no release of the specific terms and conditions of this Agreement shall be made by any Party without the written consent of the other Party.  However, each Party may disclose the existence of the Agreement to any third party including the fact that the specific terms and conditions are “confidential”.  Additionally, the Parties may disclose the Agreement and its terms, as necessary and under appropriate obligations of confidentiality:  (i) to satisfy SEC reporting requirements, seeking confidential treatment of commercially sensitive terms where reasonable and appropriate; (ii) to its outside professional representatives (accounting, legal, audit, etc.); (iii) as part of any negotiations or due diligence associated with a potential Change of Control or exclusive license or sale of any patents subject to this Agreement; or (iv) as required by court order or legal process, provided the disclosing Party makes reasonable efforts to obtain a protective order to maintain confidentiality and promptly provides the other Party with notice of such process or court order.  The Parties acknowledge that Stamps.com’s disclosure in connection with its Form 8-K filing on March 8, 2012 did not violate this section 11.1.

12.           General Provisions.

12.1          Parties Independent.  Each Party is an independent contractor, and this Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties or as creating any other form of legal association that would impose liability on one Party for the act or failure to act of the other Party.  Neither of the Parties or their Representatives is a representative of the other for any purpose, and no Party has any power or authority to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.  All financial obligations associated with each Party's business are the sole responsibility of such Party.

12.2          Assignment, Binding Effect, Benefits.  Except as permitted under the Change of Control Provisions set forth in Section 8 above, this Agreement and any rights, licenses and obligations hereunder may not be assigned, transferred or delegated by a Party without the prior written consent of the other Party.  Notwithstanding the foregoing,  in the case of the transfer of all or substantially all of a Party's assets to which this Agreement relates, no such consent shall be required, and the transferring Party shall be required to obtain the agreement of the transferee to assume and comply with all of the transferring Party’s obligations hereunder.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns.  Nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective permitted sublicensees, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.3          Dispute Resolution.  In the event of any dispute arising under this Agreement, a Party wishing to initiate legal action shall, give written notice of the dispute to the other Party hereunder and the Parties shall thereafter mediate the dispute, in good faith, before a mutually agreeable neutral mediator, provided that this dispute resolution procedure shall not be construed to apply to any claim for patent infringement filed following the expiration of the Term.  If a mediator cannot be agreed upon, then each Party shall designate an individual to assist in locating a mediator; whereby the two designated individuals cooperate to select a neutral mediator.  If the dispute is not resolved within 45 days of such notice then either Party may initiate legal action.

12.4          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California, U.S.A., without reference to its conflict of law principles or choice of law rules. Each of the Parties agrees that any legal action or proceeding arising out of this Agreement may be brought exclusively in the Federal District Court for the Central District of California; provided, however, that if such court lacks subject matter jurisdiction over a dispute, then such action or proceeding may be brought exclusively in any state court located in Los Angeles County, California, and by execution and delivery of this Agreement, each Party irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid court(s) in any legal action or proceeding arising out of this Agreement.  Each of the Parties irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of this Agreement brought in the courts referred to in the preceding sentence.  Nothing in this paragraph will affect or eliminate any right to serve process in any other manner permitted by law.

12.5         Notices.  All notices or other communications under this Agreement shall be in writing and sent by certified or registered mail with postage prepaid, return receipt requested, or by hand delivery (e.g., FedEx).  Such communications shall be deemed given and received upon delivery if hand delivered; or within five (5) days of mailing, if sent by certified or registered mail, and shall be addressed to the parties as set forth below, or to such other addresses as the parties may designate in writing from time to time.  In addition, any such notice shall be delivered by email to the addresses set forth below or, if known or reasonably accessible, to the email address of any successor to the persons currently holding the indicated positions.

To PSI:

PSI Systems, Inc.
385 Sherman Avenue
Palo Alto, California 94306-1864
[***]

and

Newell Rubbermaid Inc.
3 Glenlake Parkway
Atlanta, Georgia 30328
Attention: General Counsel
[***]

To Stamps.com:

Stamps.com Inc.
12959 Coral Tree Place
Los Angeles, California 90066
Attn: Chief Legal Officer
[***]
and

Stamps.com Inc.
12959 Coral Tree Place
Los Angeles, California 90066
Attn: Chief Executive Officer
[***]

12.6         Non-Waiver.  Except as expressly provided herein, a failure of any Party hereto to exercise any right hereunder, or to insist upon strict compliance by another Party of any obligation hereunder, shall not constitute a waiver of the first Party's right to exercise such a right, or to exact compliance with the terms hereof.  Moreover, waiver by any Party of a particular default by another Party shall not be deemed a continuing waiver so as to impair the aggrieved Party's rights in respect to any subsequent default of the same or a different nature.

12.7         Rules of Construction.

12.7.1         Headings.  The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

12.7.2          Tense and Case.  Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

12.7.3         Severability.  The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect.  However, if the invalid, illegal or unenforceable provision is a material component of this Agreement, then the Parties agree to negotiate in good faith to produce an amended provision (replacing the invalid, illegal or unenforceable provision) that is valid, legal and enforceable and captures as much of the original intent of the Parties as possible.

12.7.4         Agreement Negotiated.  The Parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof.  All provisions of this Agreement shall be deemed jointly drafted by both Parties and neither Party shall be deemed the drafter for purposes of any rule of construction against a drafter.

12.7.5         Days.  Except where otherwise noted, all periods of days specified herein refer to calendar days.

12.8         Counterparts; Facsimiles.  This Agreement may be executed in counterparts, each of which shall be deemed an original.  In addition, facsimile signatures shall be deemed original signatures for the purposes of this Agreement.  Each Party agrees to provide two original, executed copies of this Agreement to the other Party within 30 days after transmitting a facsimile of such an executed copy to the other Party.

12.9         Currency.  Any amounts payable under this Agreement shall be paid in U.S. dollars in immediately available funds.

12.10       Incorporation By Reference.  All exhibits and schedules attached hereto or referred to herein are hereby incorporated by reference and made a part hereof.

12.11       Survival of Provisions.  The provisions of Sections 1, 2, 4, 8, 9, 11 and this Section 12 shall survive the expiration of this Agreement.

12.12       Entire Agreement.  This Agreement and its exhibits constitute the entire agreement of the Parties with respect to the subject matter thereof and supersedes all prior or contemporaneous oral or written agreements and understandings between the Parties relating thereto.  No representation, warranty, promise, inducement or statement of intention has been made by any Party that is not set forth in this Agreement and Exhibits, and no Party shall be bound by or be liable for, any alleged representation, warranty, promise, inducement or intention not embodied herein.  No alteration, modification, variation or waiver of this Agreement, or any of the provisions hereof shall be effective unless executed by both Parties in writing.

IN WITNESS WHEREOF, the parties intending to be bound hereby have caused this Agreement to be executed on the dates indicated below, effective as of the Effective Date first above written.

PSI:

PSI Systems, Inc.

By:

Name:

Its:

Dated:	, 2012

Stamps.com:

Stamps.com Inc.

By:

Name:

Its:

Dated:	, 2012

EXHIBIT A

PSI PATENTS

United States Patents Nos.:

7,844,553

7,840,499

7,831,524

7,831,518

D602,078

D602,077

6,687,684

6,005,945

5,341,505

5,319,562

Non-United States Patents Nos.:

AU 326935

AU 327393

AU 327394

CA 130712

CA 134418

CD 001141725-0001

CD 001141725-0002

CD 001141725-0003

ZL 200930185994.9

ZL 201030130119.3

ZL 201030130117.4

IN 222940

IN 222941

MX 32576

EXHIBIT B

LICENSED PSI PATENTS

United States Patents Nos.:

5,341,505

6,005,945

6,687,684

EXHIBIT C

STAMPS PATENTS

United States Patents Nos.:

5,495,411

5,510,992

5,548,645

5,603,410

5,606,507

5,638,513

5,666,284

5,682,318

5,717,597

5,774,886

5,778,076

5,796,834

5,801,364

5,801,944

5,812,991

5,819,240

5,822,739

5,825,893

5,982,506

5,983,209

6,158,003

6,199,055

6,208,980

6,233,568

6,244,763

6,249,777

6,297,891

6,385,731

6,428,219

6,461,063

6,505,179

6,671,813

6,692,033

6,735,575

6,868,406

6,889,214

6,931,549

6,934,839

6,939,062

6,939,063

6,965,451

6,982,808

7,035,832

7,065,554

7,083,345

7,117,170

7,149,726

7,162,460

7,191,158

7,197,465

7,216,110

7,222,236

7,233,929

7,236,956

7,236,970

7,240,037

7,243,842

7,251,632

7,257,542

7,265,853

7,266,504

7,299,210

7,343,357

7,359,869

7,359,887

7,392,377

7,421,400

7,458,612

7,487,223

7,490,065

7,509,291

7,567,940

7,577,618

7,613,639

7,641,104

7,660,721

7,664,651

7,693,803

7,711,650

7,743,043

7,752,141

7,765,168

7,774,284

7,774,285

7,778,924

7,778,939

7,805,384

7,818,267

7,818,269

7,827,118

7,827,908

7,828,223

7,864,356

7,874,593

7,882,094

7,933,845

7,954,709

7,963,437

7,979,358

8,005,762

8,027,926

8,027,927

8,027,935

8,041,644

8,046,823

8,059,821

8,064,088

8,065,239

8,073,723

8,078,548

8,100,324

8,103,647

8,131,651

D376,710

D380,007

D384,098

D386,204

D386,783

D395,333

D405,111

D405,112

D414,511

D421,048

D434,438

D451,952

D456,838

Non-United States Patents Nos.:

UK Design No.2043298

UK Design No.2049990

UK Design No.2049989

M9408938-0001

AU727477

DE19581420B4

DE19549613B4

GB2300151

GB2316362

AU707840

AU734262

EP1221143

EP1226555

LICENSED STAMPS PATENTS

United States Patents Nos.:

5,510,992

5,682,318

5,717,597

5,812,991

5,819,240

6,208,980

6,233,568

6,249,777

6,889,214

6,965,451

6,982,808

7,216,110

7,236,956

7,236,970

7,243,842

EXHIBIT E

STAMPS PATENTS (US PATENTS ONLY) WITH
PRIOR OUTSTANDING RESTRICTIONS

United States Patents Nos.:

8,131,651

8,073,723

7,827,118

7,818,267

7,774,285

7,774,284

7,664,651

7,660,721

7,458,612

7,421,400

7,359,887

7,197,465

7,117,170